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                                                                    Exhibit 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 7, 2000 in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-31982) and related Prospectus of ATMI, Inc. for the registration of 3,565,000 shares of its common stock.

We also consent to the incorporation by reference therein of our report dated February 7, 2000, with respect to the consolidated financial statements and schedule of ATMI included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Stamford, Connecticut

March 16, 2000